As filed with the Securities and Exchange Commission on June 11, 2009

Registration No. 333-[•  ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

FAR EAST ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	1311	88-0459590
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

363 N. Sam Houston Parkway East, Suite 380
Houston, Texas 77060
(832) 598-0470

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Agent for Service: Michael R. McElwrath Far East Energy Corporation 363 N. Sam Houston Parkway East, Suite 380 Houston, Texas 77060 (832) 598-0470	Copy to: Amar Budarapu Baker & McKenzie LLP 2001 Ross Avenue, Suite 2300 Dallas, Texas 75201 (214) 978-3000

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, issuable upon exchange of exchangeable note	23,457,310	(1)(2)	$0.385	(3)	$9,031,065	$503.94
Common Stock, par value $0.001 per share, issuable upon exercise of warrants	7,420,000	(2)(4)	$1.00	(5)	$7,420,000	$419.62
Common Stock, par value $0.001 per share, issuable upon exercise of options	50,000	(6)	$1.13	(7)	$56,500	$3.16
Common Stock, par value $0.001 per share, issuable upon exercise of options	75,000	(6)	$0.685	(8)	$51,375	$2.87
Common Stock, par value $0.001 per share, issuable upon exercise of options	100,000	(6)	$0.385	(9)	$38,500	$2.15
Total	31,102,310					$931.74

(1)	Represents the maximum number of shares of common stock issuable upon exchange of the principal of and interest on an exchangeable note (the “Exchangeable Note”) issued to a selling stockholder listed herein in connection with a private placement of the Company's securities.
(2)	Pursuant to Rule 416(a) under the Securities Act, this registration statement shall be deemed to cover any additional number of shares of common stock that may be issued from time to time as a result of certain changes in the Company's capital stock.
(3)	Pursuant to Rule 457(c) under the Securities Act, the registration fee is calculated on the basis of the average bid and ask price as of June 8, 2009
(4)	Represents shares of common stock underlying warrants issued to selling stockholders listed herein in connection with a private placement of the Company's securities.
(5)	Pursuant to Rule 457(g) under the Securities Act, the registration fee is calculated on the basis of the exercise price of the warrants, which is $1.00 per share.
(6)	Represents shares of common stock underlying options to purchase our common stock issued as compensation to a consultant.
(7)	Pursuant to Rule 457(g) under the Securities Act, the registration fee is calculated on the basis of the exercise price of the options, which is $1.13 per share.
(8)	Pursuant to Rule 457(g) under the Securities Act, the registration fee is calculated on the basis of the exercise price of the options, which is $0.685 per share.
(9)	Pursuant to Rule 457(c) under the Securities Act, the registration fee is calculated on the basis of the average bid and ask price as of June 8, 2009

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 11, 2009

31,102,310 Shares of Common Stock

This prospectus covers the resale of up to 31,102,310 shares of our common stock, which consists of 23,457,310 shares issuable upon exchange of the principal of and interest on an exchangeable note (the “Exchangeable Note”) issued to an investor in a private placement in March 2009, 7,420,000 shares issuable upon exercise of warrants (the “Warrants”) issued to an investor in a private placement in March 2009 and 225,000 shares issuable upon exercise of options (the “Options”) issued to a consultant. We will not receive any of the proceeds from the sale by our selling stockholders of our common stock or the exchange of the Exchangeable Note but we will receive proceeds upon payment of the exercise price of the Warrants or the Options. We expect to use any proceeds we receive for working capital.

Our common stock is quoted on the OTC Bulletin Board under the symbol “FEEC.” On June 10, 2009, the closing bid price per share of our common stock was $0.41.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3.

The selling stockholders may sell all or a portion of these shares of our common stock from time to time in market transactions through any stock exchange or market on which our common stock is then listed, in negotiated transactions or otherwise, and at prices and on terms that will be determined by the then prevailing market price or at negotiated prices directly or through a broker or brokers, who may act as agent or as principal or by a combination of such methods of sale.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 11, 2009.

i

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our common stock. We urge you to read this entire prospectus and the information incorporated by reference herein carefully, including the “Risk Factors” section. In this prospectus, unless the context indicates otherwise, the terms “company,” “we,” “us,” and “our” refer to Far East Energy Corporation, a Nevada corporation, and its subsidiaries.

Far East Energy Corporation

Overview

We were incorporated in Nevada on February 4, 2000. In January 2002, we renamed our company Far East Energy Corporation and changed our focus to exploring, developing, producing and selling coalbed methane gas (“CBM”). References to “China” and “PRC” are references to the People’s Republic of China. Today, the operations of our company and its subsidiaries concentrate on CBM exploration and development in Shanxi Province in northern China and Yunnan Province in southern China. Our goal is to become a recognized leader in CBM property acquisition, exploration, development and production. Our principal office is located at 363 North Sam Houston Parkway East, Suite 380, Houston, Texas 77060 and our telephone number is (832) 598-0470. Our main office in China is located in Beijing and we also maintain satellite offices in Taiyuan City and Kunming.

We are a development stage company, and our activities have been principally limited to the drilling, testing and completion of exploratory CBM wells and organizational activities. We are party to three production sharing contracts (“PSCs”) which cover the 485,000-acre Shouyang Block in Shanxi Province, the 573,000-acre Qinnan Block in Shanxi Province, and the Enhong and Laochang areas, which total 265,000 acres, in Yunnan Province. On March 13, 2009, we formed a strategic alliance related to our Qinnan Block with Arrow Energy International Pte Ltd (“Arrow”), the Singapore-based subsidiary of Arrow Energy Limited, a large Australian CBM producer.

Some Risks Related to Our Business

We are considered a development stage company for accounting purposes because we have generated no revenues to date. We have no relevant operating history upon which you can evaluate our performance and prospects. In addition, we cannot forecast operating expenses based on our historical results and our ability to accurately forecast future revenues is limited. As a result of our limited operating history, we are more susceptible to business risks including risks of unforeseen capital requirements, failure to establish business relationships, and competitive disadvantages against larger and more established companies. We face significant challenges, expenses and difficulties as a development stage company seeking to explore, develop and produce CBM. We cannot assure you we will ever generate sufficient revenues to achieve profitability, which may negatively impact the price of our common stock. If we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability in the future.

We have funded our exploration and development activities primarily through the sale and issuance of common stock. On March 13, 2009, we and our wholly owned subsidiary, Far East Energy (Bermuda) Ltd (“FEEB”), formed a strategic alliance related to our Qinnan Block with Arrow. Specifically, on that date, (i) FEEB and Arrow entered into a Farmout Agreement (the “Farmout Agreement”) under which, subject to certain conditions, FEEB will assign to Arrow 75.25% of its rights (the “Assignment”) in the Qinnan PSC, (ii) we, FEEB and Arrow entered into a Securities Purchase Agreement, (iii) FEEB issued the Exchangeable Note, $10 million principal amount, to Arrow for $10 million in cash, (iv) we issued warrants (the “Warrants”) to Arrow for the purchase of 7,420,000 shares of our common stock at an exercise price of $1.00 per share, and (v) we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Arrow. Under the terms of the Farmout Agreement, subject to certain conditions including securing approval from our Chinese partner company and the Ministry of Commerce of the PRC (“MOC”), FEEB will assign to Arrow 75.25% of its rights in the Qinnan PSC in Shanxi Province. Assuming that we obtain approval from our Chinese partner company and the MOC, and satisfy the other conditions under the Farmout Agreement with Arrow prior to October 15, 2009, then the additional payment due upon the occurrence of these events from Arrow together with funds currently available should provide sufficient working capital to meet our current minimum exploration expenditures for all three of our production sharing contracts through early 2010. There can be no assurance that our Chinese partner company and the MOC will approve the extension of the Qinnan PSC or the Farmout Agreement with Arrow or, if approved, that such approval will be timely and on the same terms as currently set forth in the PSC or Farmout Agreement. If the approval of the Qinnan PSC extension or the Farmout Agreement is untimely or is conditioned on different terms under the PSC or Farmout Agreement, we may be unable to satisfy the conditions under the Farmout Agreement. The Registration Rights Agreement requires us to file a registration statement on or prior to June 11, 2009 to register for resale the shares issuable upon exercise of the Warrants and upon exchange of the Exchangeable Note. We agreed to use commercially reasonable efforts to have such registration statement declared effective as soon as reasonably practicable following the filing date and to make such amendments and supplements to such registration statement as may be necessary to comply with the Securities Act of 1933, as amended (the “Securities Act”), and to keep such registration statement effective with respect to the Warrants and the Exchangeable Note for up to two years.

Management will continue to seek to raise additional capital to continue operations and to meet future expenditure requirements necessary to retain our rights under the PSCs. Management intends to seek to obtain additional funds by entering into a strategic relationship or transaction, such as a joint venture or farmout, and/or obtaining debt or equity financing. The global financial crisis has created liquidity problems for many companies and financial institutions and international capital markets have stagnated, especially in the United States and Europe. A continuing downturn in these markets could impair our ability to obtain, or may increase our costs associated with obtaining, additional funds through the sale of our securities. While we will continue to seek to raise funds, there can be no assurance that we will be able to enter any strategic relationship or transaction or that we will be successful in obtaining funds through debt or equity financing. Under certain circumstances, the structure of a strategic transaction may require the approval of the Chinese authorities, which could delay closing or make the consummation of a transaction more difficult. There can be no assurance that the Chinese authorities will provide the approvals necessary for a transaction or transfer. In addition, the terms and conditions of any potential strategic relationship or transaction or of any debt or equity financing are uncertain and we cannot predict the timing, structure or other terms and conditions of any such arrangements. There can be no guarantee of future fundraising or exploration success or that we will realize the value of our unevaluated exploratory well costs. Management believes that we will continue to be successful in obtaining the funds necessary to continue as a going concern.

In addition to these risks, please see “Risk Factors” and other information included in this prospectus and incorporated by reference herein for a discussion of factors you should carefully consider before deciding to invest in our securities.

RISK FACTORS

An investment in our common stock involves a high degree of risk. Before making an investment decision, you should carefully consider all of the risks described or incorporated by reference in this prospectus. If any of the risks discussed in this prospectus actually occur, our business, financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of our common stock could decline significantly and you may lose all or a part of your investment.

Risks Relating to Our Business

We must obtain additional capital in order to continue our operations.

We are not able to accurately predict when we will recognize meaningful revenues. We expect to experience operating losses and negative cash flow for the foreseeable future. On March 13, 2009, we formed a strategic alliance related to our Qinnan Block with Arrow. Assuming that we obtain approval from our Chinese partner company and the MOC, and satisfy the other conditions under the Farmout Agreement with Arrow prior to October 15, 2009, then the additional payment due upon the occurrence of these events from Arrow together with funds currently available should provide sufficient working capital to meet our current minimum exploration expenditures for all three of our PSCs through early 2010. There can be no assurance that our Chinese partner company and the MOC will approve the extension of the Qinnan PSC or the Farmout Agreement with Arrow or, if approved, that such approval will be timely and on the same terms as currently set forth in the PSC or Farmout Agreement. If the approval of the Qinnan PSC extension or the Farmout Agreement is untimely or is conditioned on different terms under the PSC or Farmout Agreement, we may be unable to satisfy the conditions under the Farmout Agreement.

Management will continue to seek to raise additional capital to continue operations and to meet future expenditure requirements necessary to retain our rights under the PSCs. Management intends to seek to obtain additional funds by entering into a strategic relationship or transaction, such as a joint venture or farmout, and/or obtaining debt or equity financing. The global financial crisis has created liquidity problems for many companies and financial institutions and international capital markets have stagnated, especially in the United States and Europe. A continuing downturn in these markets could impair our ability to obtain, or may increase our costs associated with obtaining, additional funds through the sale of our securities. The ongoing crisis has created a difficult environment in which to negotiate and consummate a transaction. While we will continue to seek to raise funds, there can be no assurance that we will be able to enter any strategic relationship or transaction or that we will be successful in obtaining funds through debt or equity financing. Under certain circumstances, the structure of a strategic transaction may require the approval of the Chinese authorities, which could delay closing or make the consummation of a transaction more difficult. In particular, any transfer of our rights under the PSCs will require the approval of our Chinese partner company. There can be no assurance that the Chinese authorities will provide the approvals necessary for a transaction or transfer. In addition, the terms and conditions of any potential strategic relationship or transaction or of any debt or equity financing are uncertain and we cannot predict the timing, structure or other terms and conditions of any such arrangements.

Our ability to continue as a going concern depends upon our ability to obtain substantial funds for use in our development activities and upon the success of our planned exploration and development activities. There can be no guarantee of future fundraising or exploration success or that we will realize the value of our unevaluated exploratory well costs. Our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2008 do not include any adjustments that might result from the outcome of this uncertainty. Management believes that we will continue to be successful in obtaining the funds necessary to continue as a going concern.

If our operating requirements or drilling obligations materially change from those currently planned or if we are unable to obtain approval of the Qinnan PSC extension without modification of the PSC or in a manner that would satisfy the conditions under the Farmout Agreement, we may require more capital than currently anticipated or may be required to raise capital earlier than anticipated. For example, it is possible that the Ministry of Land and Resources (the “MLR”), China United Coalbed Methane Co. Ltd. (“CUCBM”) or China National Petroleum Company (“CNPC”) could seek to, among other things, increase our capital expenditures, accelerate our drilling program or modify other terms of a PSC, including our ownership percentage. If we are unable to commit to the expenditures or accelerate our drilling and dewatering efforts it may adversely affect our ability to extend the terms of our PSCs. Raising additional funds by issuing common stock or other types of equity securities would further dilute our existing stockholders. If we fail to obtain the necessary funds to complete our exploration activities under our PSCs, and we cannot obtain extensions to the requirements under our PSCs, we would not be able to successfully complete our exploration activities and we may lose rights under our PSCs and, in the case of the Qinnan PSC, be unable to satisfy the conditions under the Farmout Agreement.

We must obtain extensions for our PSCs to continue our operations in China.

We have commenced the extension application process for our PSCs. Unless extended, our three PSCs under which we have the right to develop our properties in Yunnan and Shanxi Provinces will expire on June 30, 2009. We have begun the extension application process by conducting preliminary discussions with and submitting a formal application to our Chinese partner company for each of the Shouyang, Qinnan and Yunnan PSCs. Additionally, the joint management committees (“JMCs”) for the Shouyang and Yunnan PSCs have adopted resolutions recommending extension. The Qinnan extension will be discussed in the JMC meeting related to that PSC to be held in the near future. After the recommendation for extension of any PSC, the extensions and associated modifications to the PSC will require MOC approval. The Chinese governmental authorities may require certain modifications to the terms of the PSCs in conjunction with their approval. There can be no assurance that we will be successful in extending any of the PSCs without any material or immaterial modification of their terms or at all. If we are unable to extend the Qinnan PSC, we will be unable to satisfy the conditions under the Farmout Agreement. Additionally, in connection with obtaining the extensions, we may be required to commit to certain expenditures for any or all of our PSCs. However, if we are unable to raise sufficient funds to commit to these expenditures, it may adversely affect our ability to extend any or all of our PSCs.

We are in the initial exploration phase and have substantial capital requirements that, if not met, will hinder our ability to continue as a going concern.

We face significant challenges, expenses and difficulties as a development stage company seeking to explore, develop and produce coalbed methane gas. The development of our projects in China will require that we obtain funding to satisfy very significant expenditures for exploration and development of these projects, if they are successful. We will also require resources to fund significant capital expenditures for exploration and development activities in future periods. In this regard, CUCBM or CNPC could seek to renegotiate our PSCs to, among other things, increase our expenditures, accelerate our drilling program beyond the minimum contractual requirements or modify our ownership percentage under our PSCs. Our success will depend on our ability to obtain additional financing to fund our capital expenditures. If we cannot obtain adequate capital, and we cannot obtain extensions to the requirements under our PSCs, we will not be able to successfully complete our exploration and development activities, and we may lose rights under our production sharing contracts. This would materially and adversely affect our business, financial condition and results of operations.

Continued disruption in national and international investment and credit markets or fraud or embezzlement of funds at the financial institutions which hold our assets may adversely affect our business, financial condition and results of operation.

The recent meltdown of and disruptions in the global financial system have led to a significant slowdown in capital market activities, a scarcity of credit, tighter lending standards and higher interest rates and costs of capital. Current market conditions may continue or worsen. We can make no assurances that we will be able to obtain additional equity or debt financing to fund our anticipated drilling, exploration and operation costs on terms that are acceptable to us or at all. In the absence of capital obtained through a strategic relationship or transaction with one or more interested companies, or through an equity or debt financing, our ability to operate and to meet our obligations under our production sharing contracts would be impaired, which would have a material adverse effect on our business, financial condition and results of operations and may affect our ability to continue as a going concern.

Our cash and cash equivalents are liquid investments with original maturities of three months or less at the time of purchase. We maintain the cash and cash equivalents with reputable major financial institutions in deposit accounts and U.S. government securities money market accounts. Deposits with these institutions exceed the Federal Deposit Insurance Corporation's insurance limits or similar limits in foreign jurisdictions. If one or more of these institutions are unable to honor our withdrawal requests or redeem our shares in our deposit or money market accounts as a result of the institution's financial condition, fraud, embezzlement or otherwise, it could have an adverse affect on our business, financial condition and results of operations.

The development of CBM properties involves substantial risks and we cannot assure that our exploration and drilling efforts will be successful.

The business of exploring for and, to a lesser extent, developing and operating CBM properties involves a high degree of business and financial risk that even a combination of experience, knowledge and careful evaluation may not be able to overcome. The selection of prospects for CBM gas drilling, the drilling, ownership and operation of CBM wells and the ownership of interests in CBM properties are highly speculative. Our well data, including information relating to permeability and coal thickness, is preliminary in nature. We cannot predict whether any prospect will produce CBM or whether, even if producing, such prospect will produce commercial quantities of CBM.

Drilling for CBM gas may involve unprofitable efforts, not only from dry wells, but also from wells that are productive but do not produce coalbed methane in sufficient quantities or quality to realize enough net revenues to return a profit after drilling, operating and other costs. The cost of drilling, completing and operating wells is often uncertain and cost overruns are common. Our drilling operations may be curtailed, delayed or canceled as a result of numerous factors, many of which are beyond our control, including but not limited to uncooperative inhabitants, title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment and services. In addition, other factors such as permeability, structural characteristics of the coal, or the quality or quantity of water that must be produced, may hinder, restrict or even make production impractical or impossible.

Drilling and completion decisions generally are based on subjective judgments and assumptions that are speculative. We may drill wells that, although productive, do not produce CBM in economic quantities. It is impossible to predict with certainty the production potential of a particular property or well. Furthermore, the successful completion of a well does not ensure a profitable return on the investment. A variety of geological, operational, or market-related factors, including, but not limited to, unusual or unexpected geological formations, pressures, equipment failures or accidents, fires, explosions, blowouts, cratering, pollution and other environmental risks, shortages or delays in the availability of drilling rigs and the delivery of equipment, loss of circulation of drilling fluids or other conditions may substantially delay or prevent completion of any well, or otherwise prevent a property or well from being profitable. We contract with drilling companies to drill certain of our wells in China and we face the risk that the other party may not perform, which may delay our drilling program. A productive well may also become uneconomic in the event of excessive water or other deleterious substances are encountered, which impair or prevent the production of natural gas from the well. In addition, production from any well may be unmarketable if it is contaminated with water or other deleterious substances. We cannot assure that wells drilled by us will be productive or, even if productive, will produce CBM in economic quantities so that we will recover all or any portion of our investment. In the event we are not successful, we may be required to write off some or all of the capitalized well costs on our financial statements.

We have no current source of revenue.

We will not generate material revenues from our existing properties until we have successfully completed exploration and development, and started production of CBM. We are not able to accurately predict when we will recognize meaningful revenues. Additionally, pipelines must be built to connect to larger pipelines or compressed or liquified natural gas facilities must be constructed on our Shanxi Province projects to process and transport our CBM, and no facilities exist to transport or process CBM near our Yunnan Province projects. Our ability to realize revenues from any producing wells may be impaired until these facilities are built out or arrangements are made to deliver our production to market.

We are a development stage company and, thus, we have no relevant operating history for the purpose of evaluation of our performance and prospects.

We have been engaged principally in developing and implementing strategic operating and exploration plans, raising capital, hiring personnel, entering into contracts, acquiring rights to explore, develop, produce and sell CBM, and drilling, testing and completing of exploratory wells. We do not have operating experience in the distribution and marketing of CBM gas in China. We are considered a development stage company for accounting purposes because we have generated no revenues to date. Accordingly, we have no relevant operating history upon which you can evaluate our performance and prospects. In addition, we cannot forecast operating expenses based on our historical results and our ability to accurately forecast future revenues is limited. As a result of our limited operating history, we are more susceptible to business risks including risks of unforeseen capital requirements, failure to establish business relationships, and competitive disadvantages against larger and more established companies.

We have a history of losses, and expect to incur losses in the foreseeable future. If we do not achieve profitability, our financial condition and the value of our common stock will suffer.

To date, we have no revenues from the sale of CBM. We incurred net losses applicable to common stockholders for the years ended December 31, 2008, 2007, and 2006. We expect to experience operating losses and negative cash flow for the foreseeable future. We must obtain additional financing and generate sufficient revenues to fund anticipated drilling, exploration and operation costs and to achieve and maintain profitability. We cannot guarantee that we will ever generate sufficient revenues to achieve profitability, which will negatively impact the price of our common stock. If we do achieve profitability, we cannot assure you that we will be able to sustain or increase profitability in the future.

We must complete multiple CBM wells on our Shanxi Province and Yunnan Province projects before we can commence production.

To date, we have drilled 9 horizontal wells, 19 vertical wells and 5 deviated wells in the Shanxi Province projects and 9 vertical wells and 4 deviated wells in Yunnan Province. While subject to periodic maintenance, we have achieved continuous gas production in some of these wells. At this early stage, the volumes being produced while dewatering are still small and the data obtained is not yet sufficient to be able to project the peak gas production volume or to be able to conclude whether the wells will produce gas in commercial volumes. None of the other wells we have drilled to date are currently producing CBM gas as they are undergoing or will undergo dewatering and production testing. However, even if all our current wells reach production status, they may not produce enough CBM gas to achieve commercial viability. For each project, we are analyzing and evaluating drilling data obtained in an effort to determine how many additional wells we have to drill in order to begin production of commercial volumes. We cannot make any assurances that we will have the resources to drill enough additional wells in Shanxi and Yunnan Provinces to commence production in the areas. As a result, even though we may have producing properties in the region, we may not be in a position to derive any revenues from such wells. Actual production may vary materially from preliminary test results, including the results to date for our first horizontal well. Actual production from the wells may be at recovery rates and gas quality materially different than our first indications.

We are a holding company and we rely on our subsidiaries for dividends and other payments for funds to meet our obligations.

We are principally a holding company with substantially all of our assets relating to operations in China being owned by our subsidiary, FEEB. Consequently, we have no direct operations and are not expected to own a significant amount of assets other than the outstanding capital stock of our subsidiaries, including FEEB, and cash and cash equivalents. Because we conduct our operations through our subsidiaries, if and when we commence commercial production of CBM, we will depend on those entities for dividends and other payments to generate the funds necessary to meet our financial obligations and to pay dividends, if any, with respect to our common stock. The jurisdictions of our subsidiaries may impose restrictions on or require government approval of dividends or certain payments by the subsidiaries. All of our subsidiaries will be separate and independent legal entities and will have no legal obligation whatsoever to pay, and may be contractually restricted from paying any dividends, distributions or other payments to us.

We are dependent on our key executives and may not be able to hire and retain key employees to fully implement our business strategy.

Our success will depend largely on our senior management, which includes our executive officers. As we grow our business, we must attract, retain and integrate additional experienced managers, geoscientists and engineers in order to successfully operate and grow our businesses. The number of available, qualified personnel in the oil and gas industry to fill these positions may be limited. Our inability to attract, retain and integrate these additional personnel or the loss of the services of any of our senior executives or key employees could delay or prevent us from fully implementing our business strategy and could significantly and negatively affect our business.

We are not diversified and we concentrate on one industry.

Our business strategy concentrates on exploration and development of CBM gas in China. There is an inherent risk in not having a diverse base of properties in exploration and development, because we will not have alternate sources of revenue if we are not successful with our current exploration and development activities. As we will invest substantially all of our assets in this market, we may be more affected by any single adverse economic, political or regulatory event than a more diversified entity. Our failure in the exploration and development of our CBM property rights in China would have a material adverse affect on our business.

We may not be able to develop a proven reserve base.

Our future success will depend upon our ability to find and develop CBM reserves. Any CBM reserves that we develop will decline as CBM production occurs. To develop reserves and production, we must implement our exploration, development and production programs and identify and produce from previously overlooked or by-passed zones and shut-in wells. Our current strategy is to develop a reserve base, production and cash flow through the development of CBM fields in our Shanxi Province and Yunnan Province projects. We can give no assurance that our planned exploration and development activities will result in any reserves or that we will have any success in discovering and producing reserves at economical exploration and development costs.

We may have difficulty managing growth in our business.

Because of our small size and the relatively large scale of operations required for our business to yield revenue, growth in accordance with our business plan, if achieved, will place a significant strain on our financial, technical, operational and management resources. As we expand our activities and increase the number of projects we are evaluating or in which we participate, there will be substantially more demands on these resources. Further, we may be required to respond to any expansion of our activities in a relatively short period of time in order to meet the demands created by the expansion of these activities, the growth of our business and our drilling objectives. The failure to timely upgrade our technical, administrative, operating and financial control systems or the occurrence of unexpected expansion difficulties, including the recruitment and retention of experienced managers, geoscientists and engineers, could have a material adverse effect on our business, financial condition and results of operations and our ability to timely execute our business plan. If we are unable to implement these actions in a timely manner, our results and the growth of our business may be adversely affected.

Risks Relating to Our Operations in China

No facilities presently exist to transport or process CBM near our Yunnan Province projects, and, although larger pipelines exist in proximity to our Shanxi Province projects, pipelines must be built to connect to larger pipelines and facilities must be added to compress or liquefy and perhaps to transport any CBM that may be produced from those projects.

The marketability of any production will depend, in part, upon the availability, proximity and capacity of pipelines, gas gathering systems and processing facilities. We may transport our CBM through pipelines or by compressing or liquefying the CBM for transportation.

Currently, two pipelines traverse China in proximity to our Shanxi Province projects. A pipeline company is currently constructing an intra-provincial pipeline network in Shanxi Province. One branch of that network is currently planned to be constructed across or directly adjacent to our current area of drilling in the northern portion of the Shouyang Block. The pipeline company has expressed interest in transporting our gas if we achieve commercial levels of production; however, commercial negotiations must be undertaken in conjunction with CUCBM or CNPC and have not yet commenced. No compressed natural gas (“CNG”) facility, liquefied natural gas (“LNG”) plant or other off-take vehicle currently exists near our Shanxi Province projects. We have had discussions with entities engaged in the business of acquiring, transporting and selling CNG and interest has been expressed in purchasing gas from our Shouyang project. If we achieve desired levels of production, we will consider building a CNG facility and, in conjunction with our Chinese partner company, we may enter into formal commercial negotiations with one or more of the above mentioned entities. Pipelines may need to be built on those projects to connect to larger pipelines to transport any CBM that may be produced from those projects. We estimate the initial cost for these connecting pipelines and compression facilities may be in the range of $10 million to $20 million or more. If our Chinese partner company elects a 30% participating interest in the PSCs in our Shanxi Province project, our net costs would be reduced accordingly. There is no assurance that any of the existing pipelines we might desire to connect to in the future will have sufficient capacity available to meet our requirements or the costs of using such pipelines would be economical. Additionally, there is no assurance that we will be able to use the existing pipeline on terms acceptable to us or at all, as the PRC does not require open access to pipeline infrastructure be allowed.

Pipelines in Yunnan Province.  There are no pipelines in the vicinity of our Yunnan Province projects, and we estimate the initial cost to construct a connecting pipeline and compression facilities from our project to the nearest large city, Kunming, may be in the range of $20 million to $50 million or more. If CUCBM elects a 40% participating interest in our Yunnan Province project our costs would be reduced accordingly. Because there is no gas pipeline, CNG facility, LNG plant or other off-take vehicle in near proximity to these wells, our ability to sell CBM produced on these projects to communities outside the general area will be contingent upon a pipeline, CNG or LNG plant being built near the Enhong-Laochang project.

Compressed Natural Gas.  If we have initial commercial production of CBM from our Shanxi Province projects, then, prior to the point at which production reaches pipeline quantities, we could potentially begin to market the CBM produced to local markets as CNG. CNG is an alternative to the construction of a pipeline or LNG facility and is especially appropriate for early stage gas production where gas volumes are lower. Thus we may determine to pursue CNG facilities in order to earn revenues from any early production of CBM. Production of CNG would require the installation of a CNG facility. We estimate that this alternative would cost approximately $500,000 to $1.5 million or more for a CNG facility which would be capable of processing approximately 3.5 million cubic feet (“MMcf”) of natural gas per day.

LNG Facility.  To generate revenue in China prior to the point at which production reaches pipeline quantities, we may elect to construct LNG facilities on our properties. This would allow CBM to be produced and sold in the period before we achieve production in sufficient quantities to justify constructing short connecting pipelines to the Shanjing II and West-East pipelines in Shanxi Province, or before a pipeline or other offtake facility is operational in Yunnan Province. We estimate that a 100-ton per day LNG facility, which would liquefy approximately five MMcf of natural gas per day, would cost approximately $10 million to $20 million or more to construct. We estimate that a 1,000-ton per day facility capable of liquefying 50 MMcf of natural gas per day would cost $50 million to $100 million or more. Construction of a LNG facility is expected to take at least two years. Transportation of LNG would also require building specially-designed transportation trucks and regassification facilities at costs yet to be determined. It may also be possible to contract for such transportation and regassification services, also at costs yet to be determined.

We do not have funds to build any of these facilities or contract for these services. Our success will depend on our ability to raise additional funds through financings or other means or to find a strategic partner to complete these facilities.

Substantially all of our assets and operations are located in China.

Substantially all of our assets and operations are located in China. Accordingly, our business is subject to a significant extent, to the economic, political, and legal developments in China. China is a developing country, has only recently begun participating in global trade with its accession to the World Trade Organization, and has only a limited history of trade practices as a nation. We are subject to the laws, rules, regulations, and political authority of the government of China. We may encounter material problems while doing business in China, such as interactions with the Chinese government and uncertain foreign legal precedent pertaining to developing CBM gas in China. Risks inherent in international operations also include, but are not limited to, the following:

•	Global economic conditions;
•	Local currency instability;
•	Inflation;
•	The risk of realizing economic currency exchange losses when transactions are completed in currencies other than U.S. dollars;
•	The ability to repatriate earnings under existing exchange control laws; and
•	Political unrest.

Changes in domestic and foreign import and export laws and tariffs can also materially impact international operations. In addition, foreign operations involve political, as well as economic risks, including:

•	Nationalization;
•	Expropriation;
•	Contract renegotiations;
•	Trade protection;
•	Government intervention and price fixing in certain markets; and
•	Changes in laws resulting from governmental changes.

Additionally, CUCBM and CNPC are subject to rules and regulations of China and the jurisdiction or influence of other governmental agencies in China that may adversely affect their ability to perform under, or our rights in our PSCs with them. These rules and regulations may affect our rights under our PSCs by potentially limiting, renegotiating or precluding us from exploring and developing the full acreage provided for and may also affect the opportunities and obligations under our PSCs. CUCBM and CNPC could seek to, among other things, increase our expenditures or accelerate our drilling program beyond the minimum contractual requirements under our PSCs. We must comply with certain procedural requirements under our PSCs and with CUCBM in order to obtain the reimbursement of costs incurred under the PSCs. We cannot assure you that we will recover or that CUCBM will approve reimbursement of all costs incurred under the PSC, which could adversely impact our business, financial conditions and results of operations. In the event of a dispute, we may be subject to the exclusive jurisdiction of foreign courts or may not be successful in subjecting foreign persons to the jurisdiction of courts in the United States. We may also be hindered or prevented from enforcing our rights with respect to a governmental instrumentality because of the doctrine of sovereign immunity.

We are exposed to foreign currency risk.

In July 2005, the Chinese government began to permit the Chinese Renminbi (“RMB”) to float against the U.S. Dollar. All of our costs to operate our Chinese offices are paid in Chinese RMB. Our exploration costs in China may be incurred under contracts denominated in Chinese RMB or U.S. Dollars. If the value of the U.S. Dollar falls in relation to the Chinese RMB, the cost to us of funding our Chinese operations would rise because more U.S. Dollars would be required to fund the same expenditures in RMB. Conversely, if the value of the U.S. Dollar rises in relation to the Chinese RMB, the change in exchange rates would decrease our dollar cost to fund operations in China.

To date, we have not engaged in hedging activities to hedge our foreign currency exposure. In the future, we may enter into hedging instruments to manage our foreign currency exchange risk or continue to be subject to exchange rate risk. However, we may not be successful in reducing foreign currency exchange risks, and as a result, we may from time to time experience losses resulting from fluctuations in the value of the Chinese RMB. During 2008, the U.S. Dollar to RMB exchange rate fluctuated from a minimum of 1:6.75 to a maximum of 1:7.29, with a yearly average of 1:6.96.

Inflation may adversely affect our financial condition and results of operations.

Although inflation has not materially impacted our operations in the recent past, increased inflation in China or the U.S. could have a negative impact on our operating and general and administrative expenses, as these costs could increase. China has recently experienced inflationary pressures, which could increase our costs associated with our operations in China. The inflation rate for 2008 was approximately 5.9%, according to National Bureau of Statistics of China. In recent months, the Company has increased its use of Chinese suppliers, including drilling contractors, that are paid in RMB. In the future, inflation in China may result in higher minimum expenditure requirements under our PSCs if CUCBM adjusts these requirements for inflation. A material increase in these costs as a result of inflation could adversely affect our operations and, if there are material changes in our costs, we may seek to raise more funds earlier than anticipated.

We risk the effects of general economic conditions in China.

Any future CBM sales could be adversely affected by a sustained economic recession in China. As our operations and end user markets are primarily in China, a sustained economic recession in that country could result in lower demand or lower prices for the natural gas to be produced by us. The recent meltdown of and disruptions in the global financial system may adversely impact China's growth rates.

We may depend on a few customers when we begin selling our gas production.

At present, we have no CBM gas sales contracts pending and we are not able to accurately predict when we will recognize meaningful revenues from our gas production. However, when we begin selling our gas production, there may be only a small number of entities we can contract with which will purchase any gas we may produce. Losing any such potential contract or client would have a material negative impact on our business.

Risks Related to the Oil & Gas Industry

The volatility of natural gas and oil prices could harm our business.

Our future revenues, profitability and growth as well as the carrying value of our oil and gas properties depend to a large degree on prevailing oil and gas prices. Commercial lending sources are not currently available to us because of our lack of operating history and income. Our ability to borrow and to obtain additional equity funding on attractive terms also substantially depends upon oil and gas prices. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply and demand for oil and gas, uncertainties within the market and a variety of other factors beyond our control. These factors include weather conditions in China, the condition of the Chinese economy, the activities of the Organization of Petroleum Exporting Countries, governmental regulation, political stability in the Middle East and elsewhere, the foreign supply of oil and gas, the price of foreign imports and the availability of alternative fuel sources. The prices for oil and natural gas production declined substantially during 2008 and may further decline in the future as a result of the recent meltdown of the global financial system, which would adversely affect our business. Prices for oil and natural gas have been and are likely to remain extremely unstable.

We may not be able to successfully compete with rival companies.

The energy industry is highly competitive in all its phases. Competition is particularly intense with respect to the acquisition of CBM prospects suitable for enhanced production efforts, and the hiring of experienced personnel. Our competitors in CBM acquisition, development, and production include major integrated oil and gas companies in addition to substantial independent energy companies. Many of these competitors possess and employ financial and personnel resources substantially greater than those that are available to us and may be able to pay more for desirable producing properties and prospects and to define, evaluate, bid for, and purchase a greater number of producing properties and prospects than we can. Our financial or personnel resources to generate revenues in the future will depend on our ability to select and acquire suitable producing properties and prospects in competition with these companies.

The production and producing life of wells is uncertain and production will decline.

If any well becomes commercially productive, it will not be possible to predict the life and production of that well. The actual producing lives could differ from those anticipated. Sufficient CBM may not be produced for us to receive a profit or even to recover our initial investment. In addition, production from our CBM gas wells, if any, will decline over time, and does not indicate any consistent level of future production.

We may suffer losses or incur liability for events for which the operator of a property or we have chosen not to obtain insurance.

Our operations are subject to hazards and risks inherent in producing and transporting oil and natural gas, such as fires, natural disasters, explosions, pipeline ruptures, spills, and acts of terrorism, all of which can result in the loss of hydrocarbons, environmental pollution, personal injury claims and other damage to our properties and others. The occurrence of any of these events could result in the following:

•	Substantial losses due to injury and loss of life;
•	Severe damage to and destruction of property, natural resources and equipment;
•	Pollution and other environmental damage;
•	Clean-up responsibilities; and
•	Regulatory investigation and penalties and suspension of operations.

As protection against operating hazards, we maintain insurance coverage against some, but not all, potential losses. The occurrence of an event that is not covered, or not fully covered, by insurance could have a material adverse effect on our business, financial condition and results of operations.

Environmental hazards and liabilities may adversely affect us and result in liability.

There are numerous natural hazards involved in the drilling of CBM wells, including unexpected or unusual formations, pressures, and blowouts and involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of reserves. We could also be liable for environmental damages caused by previous property owners. As a result, substantial liabilities to third parties or governmental entities may be incurred which could have a material adverse effect on our financial condition and results of operations.

We maintain insurance coverage for our operations in amounts we deem appropriate, but we do not believe that insurance coverage for environmental damages that occur over time, or complete coverage for sudden and accidental environmental damages, is available at a reasonable cost. Accordingly, we may be subject to liability or may lose the privilege to continue exploration or production activities upon substantial portions of our properties if certain environmental damages occur. The insurance coverage we do maintain may also be insufficient. In that event, our assets would be utilized to pay personal injury and property damage claims and the costs of controlling blowouts or replacing destroyed equipment rather than for additional drilling activities.

We face substantial governmental regulation and environmental risks.

Our business is subject to various laws and regulations that may be changed from time to time in response to economic or political conditions. Matters subject to regulation include the following:

•	Discharge permits for drilling operations;
•	Drilling bonds;
•	Reports concerning operations;
•	The spacing of wells;
•	Unitization and pooling of properties;
•	Taxation; and
•	Environmental protection.

Regulatory agencies may also impose price controls and limitations on production by restricting the rate of flow of oil and gas wells below actual production capacity in order to conserve oil and gas.

We are subject to environmental regulation that can materially and adversely affect the timing and cost of our operations.

Our exploration and proposed production activities are subject to certain laws and regulations relating to environmental quality and pollution control. Our operations in China are governed by PSCs and the Shanxi farmout agreements. We are subject to the laws, decrees, regulations and standards on environmental protection and safety promulgated by the Chinese government. Various government laws and regulations concerning the discharge of incidental materials into the environment, the generation, storage, transportation and disposal of waste or otherwise relating to the protection of public health, natural resources, wildlife and the environment, affect our current exploration efforts and future development, processing and production operations and the costs related to them. These regulations require us to obtain environmental permits to conduct seismic acquisition, drilling or construction activities. Such regulations also typically include requirements to develop emergency response plans, waste management plans, environmental plans and spill contingency plans.

Existing environmental laws and regulations may be revised or new laws and regulations may be adopted or become applicable to us. Revised or additional laws and regulations that result in increased compliance costs or additional operating restrictions, particularly if those costs are not fully recoverable from insurance or our customers, could have a material adverse effect on our business, financial condition or results of operations.

The unavailability or high cost of drilling rigs, equipment, supplies, personnel and oil field services could adversely affect our ability to execute our exploration and exploitation plans on a timely basis and within our budget.

Shortages or the high costs of drilling rigs, equipment, supplies or personnel could delay or adversely affect our exploration and exploitation operations, which could have a material adverse effect on our business, financial condition or results of operations. If the unavailability or high cost of rigs, equipment, supplies or personnel were particularly severe in China, we could be materially and adversely affected.

Risks Relating to our Securities

We have registered for resale a substantial amount of our outstanding shares of common stock and shares of common stock underlying warrants and options. Additionally, shares of our common stock that cannot currently be traded without restriction may become eligible for trading in the future. We cannot predict the effect future sales of our common stock will have on the market price of our common stock.

On June 3, 2009, we had 500 million shares of common stock authorized, of which approximately 162.6 million shares of common stock were issued and outstanding. As of June 3, 2009, we had 30.7 million shares of common stock subject to options and warrants, including the 7.4 million shares of common stock underlying the Warrant. As of June 3, 2009, of the issued and outstanding shares, 7.2 million, or 4.4%, were “restricted stock” subject to resale restrictions. Our shares of restricted stock will be available for trading in the future, so long as all the requirements of Rule 144, promulgated under the Securities Act, are met or if such shares are registered for resale. Additionally, as of June 3, 2009, 33.6 million shares underlying options, warrants and the Exchangeable Note may be considered to be restricted stock upon issuance. Therefore, the total number of shares of common stock potentially subject to restriction upon issuance was 40.8 million. In conjunction with the sale of the Warrant, we also issued the Exchangeable Note to Arrow, the principal and interest of which is exchangeable for up to 23,457,310 shares of common stock. The shares issuable upon the exchange or exercise of the Exchangeable Note and the Warrant, respectively, would be considered restricted securities upon issuance. However, we have agreed to register for resale the shares of common stock underlying the Warrant and the Exchangeable Note in this registration statement.

We cannot predict the effect, if any, that future sales of our common stock will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of common stock, such as the outstanding securities registered or to be registered on registration statements, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock.

We do not currently intend to pay dividends on our common stock.

We currently intend to retain any profits to fund the development and growth of our business. As a result, we have not paid dividends on our common stock and our board of directors currently does not intend to declare dividends or make any other distributions on our common stock in the foreseeable future. Consequently, it is uncertain when, if ever, we will declare dividends to our common stockholders. Investors in our common stock may not derive any profits from their investment in us for the foreseeable future, other than through any price appreciation of our common stock that may occur.

The price of our common stock could be volatile.

The market price of our common stock will likely fluctuate significantly in response to the following factors, some of which are beyond our control:

•	Variations in our quarterly operating results;
•	Changes in market valuations of oil and gas companies;
•	Announcements by us of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
•	Failure to extend the terms of our production sharing contracts;
•	Additions or departures of key personnel;
•	Future sales of our common stock;
•	Stock market price and volume fluctuations attributable to inconsistent trading volume levels of our common stock; and
•	Commencement of or involvement in litigation.

In addition, the trading volume of our common stock is relatively small, and the market for our common stock may not be able to efficiently accommodate significant trades on any given day. As a result, sizable trades of our common stock may cause volatility in the market price of our common stock to a greater extent than in more actively traded securities. These broad fluctuations may adversely affect the market price of our common stock.

Trading in our common stock is limited and sporadic, and a significant market for our common stock may not develop.

Our common stock is currently eligible for trading only on the OTC Bulletin Board. While there currently exists a limited and sporadic public trading market for our common stock, the price paid for our common stock and the amount of common stock traded are volatile. We cannot assure or guarantee you that the trading market for our common stock will improve or develop further, and as a result, the liquidity of our common stock may be reduced and you may not recover any of your investment.

We may issue our capital stock without the consent of stockholders. The issuance of any additional equity securities would further dilute our stockholders.

Our board of directors has the authority, without further action by the stockholders, to issue up to 500 million shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series. We also have 500 million shares of common stock authorized under our charter documents, of which approximately 162.6 million shares are issued and outstanding as of June 3, 2009. The issuance of preferred stock could have the effect of restricting dividends on the common stock or delaying or preventing our change in control without further action by the stockholders. While we have no present plans to issue any shares of preferred stock, we may need to do so in the future in connection with capital raising transactions. In addition, we may issue additional shares of common stock or other equity securities, including securities convertible into shares of common stock, in connection with capital raising activities. The issuance of additional common stock would also have a dilutive impact on our stockholders’ ownership interest in our company.

FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference herein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21B of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions described in this prospectus.

Although we believe that the expectations reflected in these forward-looking statements are reasonable, there can be no assurance that the actual results or developments we anticipate will be realized or, even if substantially realized, that they will have the expected effects on our business or operations. Actual results could differ materially from those projected in such forward-looking statements. Factors that could cause actual results to differ materially from those projected in such forward-looking statements include: certain proposed transactions with Arrow may not close on a timely basis or at all, including due to a failure to satisfy closing conditions or otherwise; the anticipated benefits to us of the transactions with Arrow may not be realized; the final amounts received from Arrow may be different than anticipated; the preliminary nature of well data, including permeability and gas content, and commercial viability of the wells; our lack of operating history; limited and potentially inadequate management of our cash resources; disruptions in credit and investment markets; our inability to extend the term of any of our PSCs; risks and uncertainties associated with exploration, development and production of CBM; expropriation and other risks associated with foreign operations; matters affecting the energy industry generally; lack of availability of oil and gas field goods and services; environmental risks; drilling and production risks; changes in laws or regulations affecting our operations, as well as other risks described in this report and our subsequent filings with the Securities and Exchange Commission (the “SEC”).

When you consider these forward-looking statements, you should keep in mind these risk factors and the other cautionary statements in this prospectus. Our forward-looking statements speak only as of the date made. All subsequent oral and written forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. We assume no obligation to update any of these statements.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and other reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the SEC's Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.fareastenergy.com under the “Investor Relations—SEC Filings” caption to the SEC's Edgar Database. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

For purposes of this prospectus, the SEC allows us to “incorporate by reference” certain information we have filed with the SEC, which means that we are disclosing important information to you by referring you to other information we have filed with the SEC. The information we incorporate by reference is considered part of this prospectus. We specifically are incorporating by reference the following documents filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	Our Annual Report on Form 10-K for the year ended December 31, 2008;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;
•	Our Current Reports on Form 8-K filed with the SEC on March 16, 2009 and May 18, 2009; and
•	Our Definitive Proxy Statement on Schedule 14A filed with the SEC on June 9, 2009.

These reports and documents can be accessed free of charge by linking directly from our website at www.fareastenergy.com to the SEC's Edgar Database under our “Investor Relations – SEC Filings” caption.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: Secretary, Far East Energy Corporation, 363 North Sam Houston Parkway East, Suite 380, Houston, Texas 77060, or you may call us at (832) 598-0470.

USE OF PROCEEDS

We will not receive any proceeds from any sale of the common stock by the selling stockholders. We will receive proceeds if the selling stockholders exercise the Warrants and a portion of our debt under the Exchangeable Note will be retired upon exchange of the Exchangeable Note. We expect to use any proceeds for working capital.

MARKET FOR THE REGISTRANT'S COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS

Common Stock

Our common stock is not listed for trading on a registered exchange. Shares of our common stock are traded over the counter and quoted on the OTC Bulletin Board under the symbol “FEEC.” The OTC Bulletin Board provides information to professional market makers who match sellers with buyers. The high and low bid quotations of our common stock presented below includes intra-day trading prices. These quotations represent inter-dealer prices, without retail mark-up, mark-down, or commissions, and may not represent actual transactions.

	High	Low
2009
First Quarter	$0.30	$0.16
2008
First Quarter	$1.00	$0.38
Second Quarter	$0.99	$0.45
Third Quarter	$0.70	$0.22
Fourth Quarter	$0.32	$0.09
2007
First Quarter	$1.18	$0.75
Second Quarter	$1.92	$0.81
Third Quarter	$1.68	$1.02
Fourth Quarter	$1.50	$0.84

On June 3, 2009, the closing bid price per share of our common stock was $0.36.

On June 3, 2009, we had 162,582,283 shares of common stock outstanding and approximately 104 stockholders of record.

We currently intend to retain all future earnings to fund the development and growth of our business. We have not paid dividends on our common stock and do not anticipate paying cash dividends in the immediate future. We did not repurchase any of our equity securities in 2008 and have not adopted a stock repurchase program.

Shares Eligible for Future Sale

Future sales of substantial amounts of common stock in the public market could adversely affect the market price of our common stock. The number of shares available for future sale into the public markets is subject to legal and contractual restrictions, some of which are described below. The lapsing of these restrictions will permit sales of substantial amounts of our common stock in the public market or could create the perception that these sales could occur, which could adversely affect the market price for our common stock. These factors could also make it more difficult for us to raise funds through future offerings of common stock.

All of the shares sold in this offering will be, upon the effectiveness of this registration statement, freely tradable without restriction under the Securities Act, unless purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act. In addition, any shares previously sold by our stockholders pursuant to Rule 144 are freely tradable under the Securities Act, unless they were purchased by our affiliates. On June 3, 2009, we had 162,582,283 shares of common stock outstanding, of which 7,716,967 shares, or 4.4%, were subject to resale restrictions. Additionally, 33,620,310 shares underlying options, warrants and the Exchangeable Note may be considered “restricted stock” upon issuance. Therefore, the total number of shares of common stock potentially subject to restriction upon issuance was 40,797,277. Of these shares of common stock subject to restrictions, we have registered on registration statements and are registering pursuant to this registration statement a total of 38,179,227 shares of our common stock, consisting of outstanding shares and shares underlying warrants, options and the Exchangeable Note, that will not be subject to restrictions during the effectiveness of the applicable registration statement. When resale is permitted for these restricted securities, any subsequent selling of these shares may result in downward pressure on the trading price of our stock. Restricted securities may be sold in the public market only if they are registered under the Securities Act or are sold pursuant to an exemption from registration under Rule 144 under the Securities Act, which is summarized below.

In general, under Rule 144 as currently in effect, any person or persons whose shares are aggregated, including an affiliate, who has beneficially owned restricted securities for a period of at least six months is entitled to sell, within any three-month period, a number of shares that does not exceed 1% of the then outstanding shares of common stock, which equaled 1,625,823 as of June 3, 2009. Sales under Rule 144 are also subject to provisions relating to notice, manner of sale, volume limitations and the availability of current public information about us.

SELLING STOCKHOLDERS

The selling stockholders may from time to time offer and sell pursuant to this prospectus any or all of the shares of common stock set forth below. When we refer to the “selling stockholders” in this prospectus, we mean those persons listed in the table below, as well as the permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ interests other than through a public sale.

The table below sets forth the name of each selling stockholder and the number of shares of common stock that each selling stockholder may offer pursuant to this prospectus. Except as noted below, none of the selling stockholders has, or within the past three years has had, any material relationship with us or any of our affiliates.

Based on the information provided to us by the selling stockholders, assuming that the selling stockholders sell all of the shares of common stock owned by them that have been registered by us and do not acquire any additional shares of common stock, each selling stockholder will not own any shares of common stock other than the shares appearing in the column entitled “Beneficial Ownership After Offering.” We cannot advise you as to whether the selling stockholders will in fact sell any or all of such shares of common stock. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of common stock in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below:

	Beneficial Ownership Prior to Offering(1)			Beneficial Ownership After Offering(1)(2)
Selling Stockholder	Shares	Percentage of Class(3)	Common Stock Being Offered Pursuant to this Prospectus (maximum number that may be sold)	Shares	Percentage of Class(3)
Arrow Energy International Pte Ltd	30,877,310(4)	15.96%	30,877,310		*
David Nahmias	547,000(5)	*	225,000	322,000	*
Total	31,424,310		31,102,310	322,000
*	Less than 1%.
(1)	Includes shares of our common stock underlying warrants or stock options exercisable within 60 days of June 3, 2009.
(2)	Assumes that each named selling stockholder sells all of the common stock it beneficially owns that is covered by this prospectus and neither acquires nor disposes of any other shares of common stock, or right to purchase other shares of common stock subsequent to the date as of which we obtained information regarding its holdings. Because the selling stockholders are not obligated to sell all or any portion of the common stock shown as offered by them, we cannot estimate the actual number of shares of common stock (or actual percentage of the class) that will be held by any selling stockholder upon completion of the offering.
(3)	Calculated based on Rule 13d-3(d)(i) of the Exchange Act, using 162,582,283 shares of common stock outstanding as of June 3, 2009. In calculating this amount for each holder, we treated as outstanding the number of shares of common stock issuable upon conversion of any options or warrants to purchase shares of common stock and the number of shares of common stock issuable upon exchange of any exchangeable note held by the selling stockholder; however, we did not assume exercise of any other holders options or warrants or the exchange of any other holders exchangeable note.
(4)	Includes 23,457,310 shares of common stock underlying the principal and interest under the Exchangeable Note and 7,420,000 shares of common stock underlying the Warrants. Assumes that the conditions to exercisability of the Warrants are satisfied within 60 days of June 3, 2009.

(5)	Includes shares underlying options to purchase up to 225,000 shares of common and 50,000 shares of restricted stock, which were issued to Mr. Nahmias as compensation for consulting services.

DESCRIPTION OF CAPITAL STOCK

The below discussion of our capital stock, our Articles of Incorporation and our Amended and Restated Bylaws is only a summary and is not complete. For more information regarding our capital stock which may be offered by this prospectus, please refer to our Articles of Incorporation and our Amended and Restated Bylaws which are filed as exhibits to the registration statement of which this prospectus forms a part and which are incorporated herein by reference.

General

Our Articles of Incorporation, as amended, authorize the issuance of up to 500,000,000 shares of common stock, par value $0.001 per share, and up to 500,000,000 shares of preferred stock, par value $0.001 per share. As of June 3, 2009, 162,582,283 shares of common stock were issued and outstanding excluding 20,038,222 shares issuable upon exercise of warrants (including the Warrants), 10,640,500 shares issuable upon exercise of outstanding options (including the Options), and 23,457,310 issuable upon exchange of the principal of and interest on the Exchangeable Note. As of the same date, no shares of preferred stock were issued and outstanding.

Transfer Agent and Registrar

Our registrar and transfer agent is Corporate Stock Transfer, Inc. located at 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Our directors are elected by a plurality. Holders of common stock do not have cumulative voting rights. Accordingly, the holders of a majority of the voting power of the shares voting for the election of our board of directors can elect all of the directors if they choose to do so. Unless our Articles of Incorporation, our Amended and Restated Bylaws, the Nevada Revised Statutes, any rules or regulations applicable to us or our securities or other applicable law provide for a different proportion, action by the stockholders entitled to vote on other matters will be approved by the stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action. Holders of common stock are entitled to receive proportionately any dividends that may be declared by our board of directors, subject to preferential dividend rights of outstanding preferred stock, if any. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to receive proportionately any of our assets remaining after the payment of liabilities and subject to the prior rights of outstanding preferred stock, if any. Holders of common stock have no preemptive, sinking fund, redemption or conversion rights.

Special Meetings of Stockholders

Our Amended and Restated Bylaws provide that special meetings of stockholders may be called by the chairman of our board of directors or by our chief executive officer, if any, or if there is no chairman of the board of directors and no chief executive officer, then by our president. Stockholders have no right to request or call a special meeting.

No Action Without A Meeting

No action may be taken by the stockholders except at an annual or special meeting of stockholders called and noticed in the manner required by our Amended and Restated Bylaws. The stockholders may not take action by written consent.

Preferred Stock

Our board of directors has the authority, without further action by the stockholders, to issue up to 500,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, privileges and restrictions of each series. The issuance of preferred stock could have the effect of restricting dividends on common stock, diluting the voting power of common stock, impairing the liquidation rights of common stock or delaying or preventing our change in control without further action by the stockholders.

Registration Rights

In connection with the private placement of our securities in March 2009, we agreed to file a registration statement with the SEC on an appropriate form under the Securities Act providing for the resale of our common stock issuable upon exchange of the Exchangeable Note and upon exercise of the Warrants from time to time by the holder of the Exchangeable Note and the Warrants issued in the private placement. The registration statement of which this prospectus is a part is such a registration statement. The registration rights agreement requires us to keep the registration statement effective for a specified period of time. We have agreed to pay the expenses incident to the registration of the shares of common stock in connection with this offering.

PLAN OF DISTRIBUTION

The selling stockholders, or their pledgees, donees, transferees, or any of their successors in interest selling shares received from a named selling stockholder as a gift, partnership distribution or other non-sale-related transfer after the date of this prospectus (all of whom may be selling stockholders), may sell the shares of common stock offered by this prospectus from time to time on any stock exchange or automated interdealer quotation system on which the shares of common stock are listed or quoted at the time of sale, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the shares of common stock by one or more of the following methods, without limitation:

•	block trades in which the broker or dealer so engaged will attempt to sell the shares of common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;
•	an exchange distribution in accordance with the rules of any stock exchange on which the shares of common stock are listed;
•	ordinary brokerage transactions and transactions in which the broker solicits purchases;
•	privately negotiated transactions;
•	short sales;
•	through the writing of options on the shares of common stock, whether or not the options are listed on an options exchange;
•	through the distribution of the shares of common stock by any selling stockholder to its partners, members or stockholders;
•	one or more underwritten offerings on a firm commitment or best efforts basis; and
•	any combination of any of these methods of sale.

These transactions may include crosses, which are transactions in which the same broker acts as an agent on both sides of the trade. The selling stockholders may also transfer the shares of common stock by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the shares of common stock.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the shares of common stock. These brokers, dealers or underwriters may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the shares at a stipulated price per share. If the broker-dealer is unable to sell shares of common stock acting as agent for a selling stockholder, it may purchase as principal any unsold shares at the stipulated price. Broker-dealers who acquire shares of common stock as principals may thereafter resell the shares from time to time in transactions in any stock exchange or automated interdealer quotation system on which the shares of common stock are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the shares of common stock in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus. In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when it takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

To the extent required under the Securities Act, the aggregate amount of selling stockholders' shares being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters, any applicable commission and other material facts with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement of which this prospectus is a part, as appropriate. Any underwriters, dealers, brokers or agents participating in the distribution of the shares of common stock may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders' shares, for whom they may act (which compensation as to a particular broker-dealer might be less than or in excess of customary commissions). Neither we nor any selling stockholder can presently estimate the amount of any such compensation.

The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions. If a selling stockholder is deemed to be an underwriter, the selling stockholder may be subject to certain statutory liabilities including, but not limited to Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act. Selling stockholders who are deemed underwriters within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The SEC staff is of a view that selling stockholders who are registered broker-dealers or affiliates of registered broker-dealers may be underwriters under the Securities Act. We will not pay any compensation or give any discounts or commissions to any underwriter in connection with the securities being offered by this prospectus.

A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the shares of common stock in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares of common stock by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers, who may then resell or otherwise transfer those shares of common stock. A selling stockholder may also loan or pledge the shares of common stock offered hereby to a broker-dealer and the broker-dealer may sell the shares of common stock offered by this prospectus so loaned or upon a default may sell or otherwise transfer the pledged shares of common stock offered by this prospectus.

The selling stockholders and other persons participating in the sale or distribution of the shares of common stock will be subject to applicable provisions of the Exchange Act, and the rules and regulations under the Exchange Act, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the selling stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution.

These restrictions may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We have agreed to indemnify the selling stockholders and any brokers, dealers and agents who may be deemed to be underwriters, if any, of the shares of common stock offered by this prospectus, against specified liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us against specified liabilities, including liabilities under the Securities Act.

The shares of common stock offered by this prospectus were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act, as amended. We agreed to register the shares of common stock under the Securities Act, and to keep the registration statement of which this prospectus is a part effective for a specified period of time. We have agreed to pay the expenses incident to the registration of the shares of common stock in connection with this offering.

We cannot assure you that the selling stockholders will sell all or any portion of the shares of common stock offered by this prospectus. In addition, we cannot assure you that a selling stockholder will not transfer the shares of our common stock by other means not described in this prospectus. We do not intend to use any forms of prospectus other than a print or electronically delivered prospectus. We will not receive any proceeds from sales of any shares of common stock by the selling stockholders.

LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus has been passed upon for us by Coppedge Emmel & Klegerman PC, Las Vegas, Nevada.

EXPERTS

Our consolidated financial statements appearing in our Annual Report on Form 10-K for the year ended December 31, 2008, including management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2008 and the financial statement schedule included therein, to the extent and for the periods set forth in their reports, have been audited by our independent registered public accounting firm, Payne Smith & Jones, P.C, and have been incorporated herein by reference in reliance upon the reports of Payne Smith & Jones, P.C., given on the authority of such firm as experts in accounting and auditing.

31,102,310 Shares of Common Stock

PROSPECTUS

June 11, 2009

We have not authorized any dealer, salesperson or any other person to give you written information other than this prospectus or to make any representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of any offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder shall create an implication that the information contained herein or the affairs of Far East Energy Corporation have not changed since the date hereof.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth anticipated costs and expenses payable by the company in connection with the registration of the shares of common stock covered by this registration statement, including the prospectus. The selling stockholders under this registration statement will not be responsible for the expenses associated with this registration statement. All amounts are estimates except the SEC registration fee.

SEC registration fee	$1,000
Printing and engraving costs	$1,000
Legal fees and expenses	$8,000
Accounting fees and expenses	$2,500
Miscellaneous	$1,000
Total	$13,500

Item 14. Indemnification of Directors and Officers

Article XI of our Articles of Incorporation (the “Articles”) limits the liability of our directors and officers. It provides that a director or officer of the company will not be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (a) for any breach of the director's or officer's duty of loyalty to the company or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (c) for any transaction from which the director or officer derived any improper personal benefit. The Articles also provide that, if Nevada General Corporation Law is amended in the future to authorize corporate action that would further eliminate or limit a director’s or officer’s liability, then such liability will be eliminated or limited to the fullest extent permitted by Nevada General Corporation Law, as amended. It also provides that any repeal or modification of the foregoing provision will be prospective only, and will not adversely affect any limitation on the personal liability of a director or officer existing at the time of such repeal or modification.

Nevada Revised Statutes Section 78.138 currently provides that a director or officer will not be individually liable to the corporation or its stockholders or creditors for damages as a result of any act or failure to act in his capacity as director or officer unless it is proven that (a) the director’s or officer’s acts or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (b) such breach involved intentional misconduct, fraud or a knowing violation of the law. To the extent that Article XI of our Articles of Incorporation would be deemed to be inconsistent with Section 78.138, the provisions of such statute should control.

Additionally, Nevada Revised Statutes Sections 78.7502 and 78.751 permits us to indemnify our directors and officers in accordance with the following provisions:

1.   A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he (a) is not liable pursuant to Section 78.138 of the Nevada Revised Statutes or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person is liable pursuant to Section 78.138 or did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, or that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2.   A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he (a) is not liable pursuant to 78.138 of the Nevada Revised Statutes or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines, upon application, that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3.   To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in items 1 and 2 above, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense.

4.   Any discretionary indemnification under items 1 and 2 above, unless ordered by a court or advanced pursuant to item 5 below, may be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

(a)	By the stockholders;
(b)	By the board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;
(c)	If a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion; or
(d)	If a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion.

5.   The articles of incorporation, the bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation.

6.   The indemnification and advancement of expenses authorized in or ordered by a court pursuant to Nevada Revised Statutes Section 78.7502 and Section 78.751, respectively:

(a)	Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to items 1 or 2 above or for the advancement of expenses made pursuant to item 5 above, may not be made to or on behalf of any director or officer if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and
(b)	Continues for a person who has ceased to be a director, officer, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

As permitted by Article XII of our Articles, our Amended and Restated Bylaws provide for mandatory indemnification of directors and officers generally consistent with the foregoing provisions of the Nevada Revised Statutes. We may purchase and maintain insurance on behalf of our directors, officers, employees and agents for any liability asserted against such persons and liability or expenses incurred by such persons in their capacity as a director, officer, employee or agent, or arising out of status as such, whether or not the company has the authority to indemnify such persons against such liability and expenses.

Item 15. Recent Sales of Unregistered Securities

On March 13, 2009, we and our wholly owned subsidiary, Far East Energy (Bermuda) Ltd (“FEEB”), formed a strategic alliance related to our Qinnan Block with Arrow. Specifically, on that date, (i) FEEB and Arrow entered into a Farmout Agreement (the “Farmout Agreement”) under which, subject to certain conditions, FEEB will assign to Arrow 75.25% of its rights (the “Assignment”) in the Qinnan PSC, (ii) we, FEEB and Arrow entered into a Securities Purchase Agreement, (iii) FEEB issued the Exchangeable Note, $10 million principal amount, to Arrow for $10 million in cash, (iv) we issued warrants (the “Warrants”) to Arrow for the purchase of 7,420,000 shares of our common stock at an exercise price of $1.00 per share, and (v) we entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Arrow. Under the terms of the Farmout Agreement, subject to certain conditions including securing approval from our Chinese partner company and the Ministry of Commerce of the People’s Republic of China, FEEB will assign to Arrow 75.25% of its rights in the Qinnan PSC. The offer and issuance of the Exchangeable Note and Warrants were exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof and/or Rule 506 of Regulation D thereunder (“Rule 506”), which provides an exemption for offers and sales solely to “accredited investors” (as such term is defined in Regulation D under the Securities Act) in compliance with the provisions stated therein. The Securities Purchase Agreement contains customary representations and warranties of the parties, including as to facts relevant to the parties’ reliance on the registration exemption provided by Rule 506.

For the period from January 1, 2009 to June 3, 2009, we issued 100,000 shares of restricted stock and options to purchase up to 220,000 shares of common stock to certain consultants for services provided to us. During fiscal years 2008, 2007 and 2006, we also issued options to purchase up to 75,000, 50,000 and 0 shares of our common stock and 20,000, 55,000 and 59,259 shares of our common stock, respectively, to a consultant for services provided to us. The value of the shares is based on the value of the services received by us. The securities, which were taken for investment purposes and subject to appropriate transfer restrictions, were issued without registration under the Securities Act in reliance upon the exemption provided in Section 4(2) thereof. For unregistered issuances of common stock of the Company within the last three years, the date of sale, the shares of common stock underlying options issued, the shares of restricted stock issued, the shares of common stock issued, the exercise price or the share price on the date of issuance for the options, restricted stock or common stock, as applicable, and the value of the options, restricted stock or common stock issued are set forth below:

Date Issued	Number of Shares of Common Stock Underlying Options Issue	Shares of Restricted Stock Issued	Shares of Common Stock Issued	Exercise Price or Share Price on Date of Issuance	Value of Options, Restricted Stock or Common Stock Issued
1/31/2006	—	—	5,000	1.74	$8,700
2/28/2006	—	—	5,000	2.00	$10,000
3/31/2006	—	—	4,405	2.27	$9,999
4/28/2006	—	—	4,854	2.06	$9,999
5/31/2006	—	—	5,000	2.00	$10,000
6/30/2006	—	—	5,000	1.60	$8,000
7/31/2006	—	—	5,000	1.50	$7,500
8/31/2006	—	—	5,000	1.26	$6,300
10/1/2006	—	—	5,000	1.14	$5,700
10/31/2006	—	—	5,000	1.12	$5,600
11/30/2006	—	—	5,000	0.89	$4,450

Date Issued	Number of Shares of Common Stock Underlying Options Issue	Shares of Restricted Stock Issued	Shares of Common Stock Issued	Exercise Price or Share Price on Date of Issuance	Value of Options, Restricted Stock or Common Stock Issued
12/29/2006	—	—	5,000	0.91	$4,550
1/31/2007	—	—	5,000	0.80	$4,000
2/28/2007	—	—	5,000	0.98	$4,900
3/31/2007	—	—	5,000	0.81	$4,050
4/30/2007	—	—	5,000	0.91	$4,550
5/10/2007	50,000	—	—	1.13	$40,500
6/1/2007	—	—	5,000	1.11	$5,550
7/2/2007	—	—	5,000	1.39	$6,950
7/31/2007	—	—	5,000	1.48	$7,400
8/31/2007	—	—	5,000	1.36	$6,800
10/1/2007	—	—	5,000	1.05	$5,250
10/31/2007	—	—	5,000	1.37	$6,850
12/3/2007	—	—	5,000	1.02	$5,100
1/9/2008	—	—	5,000	0.93	$4,650
2/4/2008	—	—	5,000	0.72	$3,600
2/11/2008	75,000	—	—	0.69	$34,950
3/5/2008	—	—	5,000	0.69	$3,450
4/1/2008	—	—	5,000	0.49	$2,450
4/15/2009	220,000	100,000	—	0.28	$70,819

Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
3.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 17, 2005, and incorporated herein by reference).
4.1	Articles of Incorporation of the Company, as amended (included as Exhibit 3.1).
4.2	Amended and Restated Bylaws of the Company (included as Exhibit 3.2).
4.3	Specimen stock certificate (filed as Exhibit 4.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, which was filed on March 15, 2005, and incorporated herein by reference).
4.4	Form of Warrant (filed as Exhibit 4.1 to the Company’s Current Report in Form 8-K filed on August 27, 2007, and incorporated herein by reference).
4.5	Warrant Agreement, dated August 27, 2007, between the Company and Continental Stock Transfer & Trust Company (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on August 27, 2007, and incorporated herein by reference).
4.6	Form of Warrant (filed as Exhibit 4.1 to the Company’s Current Report in Form 8-K filed on May 30, 2008, and incorporated herein by reference).
4.7	Warrant Agreement, dated May 30, 2008, between the Company and Continental Stock Transfer & Trust Company (filed as Exhibit 4.2 to the Company’s Current Report in Form 8-K filed on May 30, 2008, and incorporated herein by reference).
4.8	Warrant, dated March 13, 2009, issued to Arrow Energy International Pte Ltd (filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 16, 2008, and incorporated herein by reference).
4.9	Exchangeable Note, dated March 13, 2009, by Far East Energy (Bermuda), Ltd. for the benefit of Arrow Energy International Pte Ltd (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 16, 2008, and incorporated herein by reference).
4.10	Registration Rights Agreement, dated March 13, 2009, between the Company and Arrow Energy International Pte Ltd (filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on March 16, 2008, and incorporated herein by reference).
5.1†	Legal Opinion of Coppedge Emmel & Klegerman PC dated June 11, 2009.
10.1*	Amended and Restated Employment Agreement, dated December 23, 2004, by and between the Company and Michael R. McElwrath (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 23, 2004, and incorporated herein by reference).
10.2*	Employment Agreement, dated February 1, 2004, by and between the Company and Garry R. Ward (filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005 and incorporated herein by reference).
10.3*	Amended and Restated Employment Agreement, dated September 10, 2008, by and between the Company and Zhendong “Alex” Yang (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on September 10, 2008, and incorporated herein by reference).
10.4*	Amended and Restated Nonqualified Stock Option Agreement, dated December 23, 2004, by and between the Company and Michael R. McElwrath (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on December 28, 2004, and incorporated herein by reference).

Exhibit Number	Description
10.5*	Amended and Restated Nonqualified Stock Option Agreement, dated December 23, 2004, by and between the Company and Michael R. McElwrath (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on December 28, 2004, and incorporated herein by reference).
10.6*	Nonqualified Stock Option Agreement, dated December 23, 2004, by and between the Company and Michael R. McElwrath (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on December 28, 2004, and incorporated herein by reference).
10.7*	Nonqualified Stock Option Agreement, dated December 23, 2004, by and between the Company and Garry Ward (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on December 28, 2004, and incorporated herein by reference).
10.8*	Stock Option Agreement, dated May 18, 2004, by and between the Company and Donald Juckett (filed as Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.9*	Stock Option Agreement, dated June 18, 2004, by and between the Company and Randall D. Keys (filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.10*	Stock Option Agreement, dated May 24, 2004, by and between the Company and John C. Mihm (filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.11*	Stock Option Agreement, dated February 24, 2004, by and between the Company and Thomas Williams (filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.12*	Stock Option Agreement, dated February 1, 2004, by and between the Company and Garry Ward (filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.13*	Stock Option Agreement, dated December 1, 2003, by and between the Company and Zhendong “Alex” Yang (filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.14	Production Sharing Contract for Exploitation of Coalbed Methane Resources in Enhong and Laochang, Yunnan Province, the People’s Republic of China, dated January 25, 2002, by and between China United Coalbed Methane Corp. Ltd. and the Company (filed as Exhibit 2(i) to the Company’s Current Report on Form 8-K filed on February 11, 2002, and incorporated herein by reference).
10.15	Modification Agreement for Product Sharing Contract for Exploitation of Coalbed Methane Resources in Enhong and Laochang, Yunnan Province, the People’s Republic of China, dated October 20, 2005, between China United Coalbed Methane Corporation Ltd. and the Company (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 26, 2005, and incorporated herein by reference).

Exhibit Number	Description
10.16	Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Quinnan Area in Shanxi Province, Qinshui Basin, the People’s Republic of China, dated April 16, 2002, by and between China United Coalbed Methane Corporation Ltd. and the Phillips China Inc. (filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed on March 15, 2005, and incorporated herein by reference).
10.17	Application for the Extension of Phase Two of the Exploration Period under the Quinnan PSC, dated December 2, 2005, by and between the Company and China United Coalbed Methane Corporation Ltd. (filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed on March 14, 2006, and incorporated herein by reference).
10.18	Application for the Extension of Phase Two of the Exploration Period under the Quinnan PSC, dated March 16, 2006, by and between the Company and China United Coalbed Methane Corporation Ltd. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 17, 2006, and incorporated herein by reference).
10.19	Approval Certificate from the Ministry of Foreign Trade and Economic Cooperation dated December 30, 2002 (filed as Exhibit 2(i) to the Company’s Current Report on Form 8-K filed on January 13, 2003, and incorporated herein by reference).
10.20	Memorandum of Understanding, dated March 18, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.1 to the Company’s Amendment No. 1 to its Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2003, which was filed on December 24, 2003, and incorporated herein by reference).
10.21	Farmout Agreement Quinnan PSC, dated June 17, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.2 to the Company’s Amendment No. 1 to its Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2003, which was filed on December 24, 2003, and incorporated herein by reference).
10.22	First Amendment to Farmout Agreement Quinnan PSC, dated December 15, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.23	Second Amendment to Farmout Agreement Quinnan PSC, dated December 17, 2004, by and between Phillips China Inc. and the Company (filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K filed on December 23, 2004, and incorporated herein by reference).
10.24	Third Amendment to Farmout Agreement Quinnan PSC, dated December 19, 2005, by and between ConocoPhillips China Inc. and the Company (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 21, 2005, and incorporated herein by reference).
10.25	Assignment Agreement Quinnan PSC, dated June 17, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.4 to the Company’s Amendment No. 1 to its Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2003, which was filed on December 24, 2003, and incorporated herein by reference).
10.26	Farmout Agreement Shouyang PSC, dated June 17, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.3 to the Company’s Amendment No. 1 to its Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2003, which was filed on December 24, 2003, and incorporated herein by reference).
10.27	First Amendment to Farmout Agreement Shouyang PSC, dated December 15, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).

Exhibit Number	Description
10.28	Second Amendment to Farmout Agreement Shouyang PSC, dated December 17, 2004, by and between Phillips China Inc. and the Company (filed as Exhibit 10.02 to the Company’s Current Report on Form 8-K filed on December 23, 2004, and incorporated herein by reference).
10.29	Third Amendment to Farmout Agreement Shouyang PSC, dated December 19, 2005, by and between ConocoPhillips China Inc. and the Company (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 21, 2005, and incorporated herein by reference).
10.30	Assignment Agreement Shouyang PSC, dated June 17, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.5 to the Company’s Amendment No. 1 to its Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2003, which was filed on December 24, 2003, and incorporated herein by reference).
10.31	Application for the Extension of Phase Two of the Exploration Period under the Shouyang PSC, dated December 2, 2005, by and between the Company and China United Coalbed Methane Corporation Ltd. (filed as Exhibit 10.46 to Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed on March 14, 2006, and incorporated herein by a reference).
10.32	Application for the Extension of Phase Two of the Exploration Period under the Shouyang PSC, dated March 16, 2006, by and between the Company and China United Coalbed Methane Corporation Ltd. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 17, 2006, and incorporated herein by reference).
10.33*	Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (File No. 333-148361) filed on December 27, 2007, and incorporated herein by reference).
10.34	Registration Rights Agreement, dated September 20, 2005, by and among Morgan Keegan & Company, Inc. and the Company (filed as Exhibit 10.47 to the Company’s Registration Statement on Form S-2 (File No. 333-129309) filed on October 28, 2005, and incorporated herein by reference).
10.35*	Form of Restricted Stock Agreement for Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 21, 2007, and incorporated herein by reference.)
10.36*	Form of Non-Qualified Stock Option Agreement for Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.37*	Form of Incentive Stock Option Agreement for Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.38*	Form of Letter Agreement with Zhendong “Alex” Yang and Garry R. Ward for Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.39*	Form of Letter Agreement with the Company’s non-employee directors (filed as Exhibit 10.4 to the Company's Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.40*	First Amendment to Amended and Restated Employment Agreement, dated April 16, 2007, between the Company and Michael R. McElwrath (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).

Exhibit Number	Description
10.41	Modification Agreement, dated April 24, 2007, for Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Shouyang Area in Shanxi Province, Qinshui Basin, the People’s Republic of China, dated April 16, 2002, by and among China United Coalbed Methane Corporation Ltd., ConocoPhillips China Inc. and Far East Energy (Bermuda), Ltd. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 27, 2007, and incorporated herein by reference).
10.42	Modification Agreement, dated April 24, 2007, for Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Quinnan Area in Shanxi Province, Qinshui Basin, the People’s Republic of China, dated April 16, 2002, by and among China United Coalbed Methane Corporation Ltd., ConocoPhillips China Inc. and Far East Energy (Bermuda), Ltd. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.43	Modification Agreement dated April 24, 2007 for Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Enhong and Laochang Area in Yunnan Province, the People’s Republic of China, dated December 3, 2002, between China United Coalbed Methane Corporation Ltd. and Far East Energy (Bermuda), Ltd. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.44*	Stock Subscription Agreement, dated August 24, 2007, between the Company and International Finance Corporation (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 27, 2007, and incorporated herein by reference).
10.45*	Non-Qualified Stock Option Agreement, dated October 1, 2007, by and between the Company and William A. Anderson (filed as Exhibit 10.52 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which was filed on November 7, 2007, and incorporated herein by reference).
10.46*	Second Amendment to Amended and Restated Employment Agreement, dated November 26, 2007, between the Company and Michael R. McElwrath (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 27, 2007, and incorporated herein by reference).
10.47*	Form of Restricted Stock Agreement (filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-148363) filed on December 27, 2007, and incorporated herein by reference).
10.48*	Form of Non-Qualified Stock Option Agreement (filed as Exhibit 10.54 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.49*	Restricted Stock Agreement, dated December 27, 2007, between the Company and Michael R. McElwrath (filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.50*	Restricted Stock Agreement, dated December 27, 2007, between the Company and Thomas E. Williams (filed as Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.51*	Restricted Stock Agreement, dated December 27, 2007, between the Company and Garry R. Ward (filed as Exhibit 10.57 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).

Exhibit Number	Description
10.52*	Non-Qualified Stock Option Agreement, dated January 9, 2008, between the Company and Lucian L. Morrison (filed as Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.53*	Employment Agreement, dated March 12, 2008, between Far East Energy (Bermuda), Ltd. and Phil Christian (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 12, 2008, and incorporated herein by reference).
10.54*	Non-Qualified Stock Option Agreement, dated March 12, 2008, between the Company and Phil Christian (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 12, 2008, and incorporated herein by reference).
10.55*	Amended and Restated Nonqualified Stock Option Agreement, dated December 27, 2007, by and between the Company and Thomas Williams (filed as Exhibit 10.61 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.56*	Amended and Restated Nonqualified Stock Option Agreement, dated December 27, 2007, by and between the Company and Garry Ward (filed as Exhibit 10.62 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.57*	Amended and Restated Nonqualified Stock Option Agreement, dated December 27, 2007, by and between the Company and Zhendong “Alex” Yang (filed as Exhibit 10.63 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.58*	Second Amended and Restated Nonqualified Stock Option Agreement, dated December 27, 2007, by and between the Company and Michael McElwrath (filed as Exhibit 10.64 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference). The original option agreement was entered into on January 29, 2002.
10.59*	Second Amended and Restated Nonqualified Stock Option Agreement, dated December 27, 2007, by and between the Company and Michael McElwrath (filed as Exhibit 10.65 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference). The original option agreement was entered into on October 13, 2003.
10.60*	Third Amendment to Amended and Restated Employment Agreement, dated March 7, 2008, between the Company and Michael R. McElwrath (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 12, 2008, and incorporated herein by reference).
10.61	Stock Subscription Agreement, dated June 2, 2008, between the Company and International Finance Corporation (filed as Exhibit 10.64 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which was filed on August 6, 2008, and incorporated herein by reference).
10.62*	Amended and Restated Employment Agreement, dated October 1, 2008, by and between the Company and Andrew Lai (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 6, 2008, and incorporated herein by reference).
10.63*	First Amendment to Non-Qualified Stock Option Agreement, dated December 19, 2008, between the Company and Michael McElwrath (filed as Exhibit 10.63 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). The original option agreement was entered into on February 2, 2006.

Exhibit Number	Description
10.64*	Second Amended and Restated Nonqualified Stock Option Agreement, dated January 14, 2009, between the Company and Michael McElwrath (filed as Exhibit 10.64 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). The original option agreement was entered into on January 29, 2002.
10.65*	Second Amended and Restated Nonqualified Stock Option Agreement, dated January 14, 2009, between the Company and Thomas Williams (filed as Exhibit 10.65 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). This Agreement amended 100,000 options, which was vested on or prior to December 31, 2004, of the original agreement dated February 24, 2004.
10.66*	Third Amended and Restated Nonqualified Stock Option Agreement, dated January 14, 2009, between the Company and Thomas Williams (filed as Exhibit 10.66 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). This Agreement amended 300,000 options, which was vested on or after January 1, 2005, of the original agreement dated February 24, 2004.
10.67*	Amended and Restated Nonqualified Stock Option Agreement, dated January 14, 2009, between the Company and John Mihm (filed as Exhibit 10.67 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). The original option agreement was entered into on May 24, 2004.
10.68*	Amended and Restated Nonqualified Stock Option Agreement, dated January 14, 2009, between the Company and Don Juckett (filed as Exhibit 10.68 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). The original option agreement was entered into on May 18, 2004.
10.69*	First Amendment to Employment Agreement, dated December 19, 2008, between the Company and Phil Christian (filed as Exhibit 10.69 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference).
10.70*	Second Amendment to Employment Agreement, dated December 31, 2008, between the Company and Phil Christian (filed as Exhibit 10.70 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference).
10.71*	First Amendment to Amended and Restated Employment Agreement, dated December 19, 2008, between the Company and Andrew Lai (filed as Exhibit 10.71 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference).
10.72*	Fourth Amendment to Amended and Restated Employment Agreement, dated December 19, 2008, between the Company and Michael McElwrath (filed as Exhibit 10.72 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference).
10.73*	Form of Nonqualified Stock Option Agreement for Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.73 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference).

Exhibit Number	Description
10.74	Securities Purchase Agreement, dated March 13, 2009, among the Company, Far East Energy (Bermuda), Ltd., and Arrow Energy International Pte Ltd (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 16, 2009, and incorporated herein by reference).
10.75	Farmout Agreement, dated March 13, 2009, between the Company, Far East Energy (Bermuda), Ltd., and Arrow Energy International Pte Ltd (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 16, 2009, and incorporated herein by reference).
10.76	Fifth Amendment to the Amended and Restated Employment Agreement dated May 18, 2009 between the Far East Energy Corporation and Michael R. McElwrath (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 18, 2009, and incorporated herein by reference).
23.1†	Consent of Payne Smith & Jones, P.C.
23.2†	Consent of Coppedge Emmel & Klegerman PC (incorporated by reference to Exhibit 5.1 to this Registration Statement).
24.1†	Power of Attorney (included in the signature page to this Registration Statement).

*	Management contract or compensatory plan arrangement.
†	Filed herewith.

(b) Financial Statement Schedules: None.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability of a Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned Registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and
(iv)	Any other communication that is an offer in the offering made by the Registrant to the purchaser.
(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted for our directors, officers and controlling persons of the Registrant pursuant to our Articles of Incorporation or Amended and Restated Bylaws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrant is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 11, 2009.

FAR EAST ENERGY CORPORATION

By:	/s/ Michael R. McElwrath Michael R. McElwrath Chief Executive Officer and President

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael R. McElwrath and K. Andrew Lai and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-and post-effective amendments) to this registration statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Michael R. McElwrath Michael R. McElwrath	Chief Executive Officer, President and Director (Principal Executive Officer)	June 11, 2009
/s/ K. Andrew Lai K. Andrew Lai	Chief Financial Officer (Principal Financial and Accounting Officer)	June 10, 2009
/s/ Thomas E. Williams Thomas E. Williams	Chairman of the Board	June 10, 2009
/s/ William A. Anderson William A. Anderson	Director	June 10, 2009
/s/ C.P. Chiang C.P. Chiang	Director	June 9, 2009
/s/ Donald A. Juckett Donald A. Juckett	Director	June 10, 2009
/s/ John C. Mihm John C. Mihm	Director	June 10, 2009
/s/ Lucian L. Morrison Lucian L. Morrison	Director	June 10, 2009

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Articles of Incorporation of the Company, as amended (filed as Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
3.2	Amended and Restated Bylaws of the Company (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on March 17, 2005, and incorporated herein by reference).
4.1	Articles of Incorporation of the Company, as amended (included as Exhibit 3.1).
4.2	Amended and Restated Bylaws of the Company (included as Exhibit 3.2).
4.3	Specimen stock certificate (filed as Exhibit 4.5 to the Company's Annual Report on Form 10-K for the year ended December 31, 2005, which was filed on March 15, 2005, and incorporated herein by reference).
4.4	Form of Warrant (filed as Exhibit 4.1 to the Company's Current Report in Form 8-K filed on August 27, 2007, and incorporated herein by reference).
4.5	Warrant Agreement, dated August 27, 2007, between the Company and Continental Stock Transfer & Trust Company (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed on August 27, 2007, and incorporated herein by reference).
4.6	Form of Warrant (filed as Exhibit 4.1 to the Company's Current Report in Form 8-K filed on May 30, 2008, and incorporated herein by reference).
4.7	Warrant Agreement, dated May 30, 2008, between the Company and Continental Stock Transfer & Trust Company (filed as Exhibit 4.2 to the Company's Current Report in Form 8-K filed on May 30, 2008, and incorporated herein by reference).
4.8	Warrant, dated March 13, 2009, issued to Arrow Energy International Pte Ltd (filed as Exhibit 4.2 to the Company's Current Report on Form 8-K filed on March 16, 2008, and incorporated herein by reference).
4.9	Exchangeable Note, dated March 13, 2009, by Far East Energy (Bermuda), Ltd. for the benefit of Arrow Energy International Pte Ltd (filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on March 16, 2008, and incorporated herein by reference).
4.10	Registration Rights Agreement, dated March 13, 2009, between the Company and Arrow Energy International Pte Ltd (filed as Exhibit 4.3 to the Company's Current Report on Form 8-K filed on March 16, 2008, and incorporated herein by reference).
5.1†	Legal Opinion of Coppedge Emmel & Klegerman PC dated June 11, 2009.
10.1*	Amended and Restated Employment Agreement, dated December 23, 2004, by and between the Company and Michael R. McElwrath (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on December 23, 2004, and incorporated herein by reference).
10.2*	Employment Agreement, dated February 1, 2004, by and between the Company and Garry R. Ward (filed as Exhibit 10.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005 and incorporated herein by reference).
10.3*	Amended and Restated Employment Agreement, dated September 10, 2008, by and between the Company and Zhendong “Alex” Yang (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on September 10, 2008, and incorporated herein by reference).
10.4*	Amended and Restated Nonqualified Stock Option Agreement, dated December 23, 2004, by and between the Company and Michael R. McElwrath (filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed on December 28, 2004, and incorporated herein by reference).

Exhibit Number	Description
10.5*	Amended and Restated Nonqualified Stock Option Agreement, dated December 23, 2004, by and between the Company and Michael R. McElwrath (filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on December 28, 2004, and incorporated herein by reference).
10.6*	Nonqualified Stock Option Agreement, dated December 23, 2004, by and between the Company and Michael R. McElwrath (filed as Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on December 28, 2004, and incorporated herein by reference).
10.7*	Nonqualified Stock Option Agreement, dated December 23, 2004, by and between the Company and Garry Ward (filed as Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on December 28, 2004, and incorporated herein by reference).
10.8*	Stock Option Agreement, dated May 18, 2004, by and between the Company and Donald Juckett (filed as Exhibit 10.13 to the Company's Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.9*	Stock Option Agreement, dated June 18, 2004, by and between the Company and Randall D. Keys (filed as Exhibit 10.14 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.10*	Stock Option Agreement, dated May 24, 2004, by and between the Company and John C. Mihm (filed as Exhibit 10.15 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.11*	Stock Option Agreement, dated February 24, 2004, by and between the Company and Thomas Williams (filed as Exhibit 10.16 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.12*	Stock Option Agreement, dated February 1, 2004, by and between the Company and Garry Ward (filed as Exhibit 10.17 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.13*	Stock Option Agreement, dated December 1, 2003, by and between the Company and Zhendong “Alex” Yang (filed as Exhibit 10.19 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.14	Production Sharing Contract for Exploitation of Coalbed Methane Resources in Enhong and Laochang, Yunnan Province, the People’s Republic of China, dated January 25, 2002, by and between China United Coalbed Methane Corp. Ltd. and the Company (filed as Exhibit 2(i) to the Company’s Current Report on Form 8-K filed on February 11, 2002, and incorporated herein by reference).
10.15	Modification Agreement for Product Sharing Contract for Exploitation of Coalbed Methane Resources in Enhong and Laochang, Yunnan Province, the People’s Republic of China, dated October 20, 2005, between China United Coalbed Methane Corporation Ltd. and the Company (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 26, 2005, and incorporated herein by reference).

Exhibit Number	Description
10.16	Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Quinnan Area in Shanxi Province, Qinshui Basin, the People’s Republic of China, dated April 16, 2002, by and between China United Coalbed Methane Corporation Ltd. and the Phillips China Inc. (filed as Exhibit 10.21 to the Company’s Annual Report on Form 10-K filed on March 15, 2005, and incorporated herein by reference).
10.17	Application for the Extension of Phase Two of the Exploration Period under the Quinnan PSC, dated December 2, 2005, by and between the Company and China United Coalbed Methane Corporation Ltd. (filed as Exhibit 10.20 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed on March 14, 2006, and incorporated herein by reference).
10.18	Application for the Extension of Phase Two of the Exploration Period under the Quinnan PSC, dated March 16, 2006, by and between the Company and China United Coalbed Methane Corporation Ltd. (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 17, 2006, and incorporated herein by reference).
10.19	Approval Certificate from the Ministry of Foreign Trade and Economic Cooperation dated December 30, 2002 (filed as Exhibit 2(i) to the Company’s Current Report on Form 8-K filed on January 13, 2003, and incorporated herein by reference).
10.20	Memorandum of Understanding, dated March 18, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.1 to the Company’s Amendment No. 1 to its Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2003, which was filed on December 24, 2003, and incorporated herein by reference).
10.21	Farmout Agreement Quinnan PSC, dated June 17, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.2 to the Company’s Amendment No. 1 to its Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2003, which was filed on December 24, 2003, and incorporated herein by reference).
10.22	First Amendment to Farmout Agreement Quinnan PSC, dated December 15, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.26 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).
10.23	Second Amendment to Farmout Agreement Quinnan PSC, dated December 17, 2004, by and between Phillips China Inc. and the Company (filed as Exhibit 10.01 to the Company’s Current Report on Form 8-K filed on December 23, 2004, and incorporated herein by reference).
10.24	Third Amendment to Farmout Agreement Quinnan PSC, dated December 19, 2005, by and between ConocoPhillips China Inc. and the Company (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 21, 2005, and incorporated herein by reference).
10.25	Assignment Agreement Quinnan PSC, dated June 17, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.4 to the Company’s Amendment No. 1 to its Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2003, which was filed on December 24, 2003, and incorporated herein by reference).
10.26	Farmout Agreement Shouyang PSC, dated June 17, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.3 to the Company’s Amendment No. 1 to its Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2003, which was filed on December 24, 2003, and incorporated herein by reference).
10.27	First Amendment to Farmout Agreement Shouyang PSC, dated December 15, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.30 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, which was filed on March 15, 2005, and incorporated herein by reference).

Exhibit Number	Description
10.28	Second Amendment to Farmout Agreement Shouyang PSC, dated December 17, 2004, by and between Phillips China Inc. and the Company (filed as Exhibit 10.02 to the Company’s Current Report on Form 8-K filed on December 23, 2004, and incorporated herein by reference).
10.29	Third Amendment to Farmout Agreement Shouyang PSC, dated December 19, 2005, by and between ConocoPhillips China Inc. and the Company (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 21, 2005, and incorporated herein by reference).
10.30	Assignment Agreement Shouyang PSC, dated June 17, 2003, by and between Phillips China Inc. and the Company (filed as Exhibit 10.5 to the Company’s Amendment No. 1 to its Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 2003, which was filed on December 24, 2003, and incorporated herein by reference).
10.31	Application for the Extension of Phase Two of the Exploration Period under the Shouyang PSC, dated December 2, 2005, by and between the Company and China United Coalbed Methane Corporation Ltd. (filed as Exhibit 10.46 to Company’s Annual Report on Form 10-K for the year ended December 31, 2005, which was filed on March 14, 2006, and incorporated herein by a reference).
10.32	Application for the Extension of Phase Two of the Exploration Period under the Shouyang PSC, dated March 16, 2006, by and between the Company and China United Coalbed Methane Corporation Ltd. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 17, 2006, and incorporated herein by reference).
10.33*	Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-8 (File No. 333-148361) filed on December 27, 2007, and incorporated herein by reference).
10.34	Registration Rights Agreement, dated September 20, 2005, by and among Morgan Keegan & Company, Inc. and the Company (filed as Exhibit 10.47 to the Company’s Registration Statement on Form S-2 (File No. 333-129309) filed on October 28, 2005, and incorporated herein by reference).
10.35*	Form of Restricted Stock Agreement for Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 21, 2007, and incorporated herein by reference.)
10.36*	Form of Non-Qualified Stock Option Agreement for Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.37*	Form of Incentive Stock Option Agreement for Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.38*	Form of Letter Agreement with Zhendong “Alex” Yang and Garry R. Ward for Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.39*	Form of Letter Agreement with the Company’s non-employee directors (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.40*	First Amendment to Amended and Restated Employment Agreement, dated April 16, 2007, between the Company and Michael R. McElwrath (filed as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).

Exhibit Number	Description
10.41	Modification Agreement, dated April 24, 2007, for Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Shouyang Area in Shanxi Province, Qinshui Basin, the People’s Republic of China, dated April 16, 2002, by and among China United Coalbed Methane Corporation Ltd., ConocoPhillips China Inc. and Far East Energy (Bermuda), Ltd. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on April 27, 2007, and incorporated herein by reference).
10.42	Modification Agreement, dated April 24, 2007, for Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Quinnan Area in Shanxi Province, Qinshui Basin, the People’s Republic of China, dated April 16, 2002, by and among China United Coalbed Methane Corporation Ltd., ConocoPhillips China Inc. and Far East Energy (Bermuda), Ltd. (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.43	Modification Agreement dated April 24, 2007 for Production Sharing Contract for Exploitation of Coalbed Methane Resources for the Enhong and Laochang Area in Yunnan Province, the People’s Republic of China, dated December 3, 2002, between China United Coalbed Methane Corporation Ltd. and Far East Energy (Bermuda), Ltd. (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on April 19, 2007, and incorporated herein by reference).
10.44*	Stock Subscription Agreement, dated August 24, 2007, between the Company and International Finance Corporation (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 27, 2007, and incorporated herein by reference).
10.45*	Non-Qualified Stock Option Agreement, dated October 1, 2007, by and between the Company and William A. Anderson (filed as Exhibit 10.52 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, which was filed on November 7, 2007, and incorporated herein by reference).
10.46*	Second Amendment to Amended and Restated Employment Agreement, dated November 26, 2007, between the Company and Michael R. McElwrath (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 27, 2007, and incorporated herein by reference).
10.47*	Form of Restricted Stock Agreement (filed as Exhibit 4.4 to the Company’s Registration Statement on Form S-8 (File No. 333-148363) filed on December 27, 2007, and incorporated herein by reference).
10.48*	Form of Non-Qualified Stock Option Agreement (filed as Exhibit 10.54 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.49*	Restricted Stock Agreement, dated December 27, 2007, between the Company and Michael R. McElwrath (filed as Exhibit 10.55 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.50*	Restricted Stock Agreement, dated December 27, 2007, between the Company and Thomas E. Williams (filed as Exhibit 10.56 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.51*	Restricted Stock Agreement, dated December 27, 2007, between the Company and Garry R. Ward (filed as Exhibit 10.57 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).

Exhibit Number	Description
10.52*	Non-Qualified Stock Option Agreement, dated January 9, 2008, between the Company and Lucian L. Morrison (filed as Exhibit 10.58 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.53*	Employment Agreement, dated March 12, 2008, between Far East Energy (Bermuda), Ltd. and Phil Christian (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 12, 2008, and incorporated herein by reference).
10.54*	Non-Qualified Stock Option Agreement, dated March 12, 2008, between the Company and Phil Christian (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 12, 2008, and incorporated herein by reference).
10.55*	Amended and Restated Nonqualified Stock Option Agreement, dated December 27, 2007, by and between the Company and Thomas Williams (filed as Exhibit 10.61 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.56*	Amended and Restated Nonqualified Stock Option Agreement, dated December 27, 2007, by and between the Company and Garry Ward (filed as Exhibit 10.62 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.57*	Amended and Restated Nonqualified Stock Option Agreement, dated December 27, 2007, by and between the Company and Zhendong “Alex” Yang (filed as Exhibit 10.63 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference).
10.58*	Second Amended and Restated Nonqualified Stock Option Agreement, dated December 27, 2007, by and between the Company and Michael McElwrath (filed as Exhibit 10.64 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference). The original option agreement was entered into on January 29, 2002.
10.59*	Second Amended and Restated Nonqualified Stock Option Agreement, dated December 27, 2007, by and between the Company and Michael McElwrath (filed as Exhibit 10.65 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, which was filed on March 13, 2008, and incorporated herein by reference). The original option agreement was entered into on October 13, 2003.
10.60*	Third Amendment to Amended and Restated Employment Agreement, dated March 7, 2008, between the Company and Michael R. McElwrath (filed as Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 12, 2008, and incorporated herein by reference).
10.61	Stock Subscription Agreement, dated June 2, 2008, between the Company and International Finance Corporation (filed as Exhibit 10.64 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, which was filed on August 6, 2008, and incorporated herein by reference).
10.62*	Amended and Restated Employment Agreement, dated October 1, 2008, by and between the Company and Andrew Lai (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 6, 2008, and incorporated herein by reference).
10.63*	First Amendment to Non-Qualified Stock Option Agreement, dated December 19, 2008, between the Company and Michael McElwrath (filed as Exhibit 10.63 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). The original option agreement was entered into on February 2, 2006.

Exhibit Number	Description
10.64*	Second Amended and Restated Nonqualified Stock Option Agreement, dated January 14, 2009, between the Company and Michael McElwrath (filed as Exhibit 10.64 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). The original option agreement was entered into on January 29, 2002.
10.65*	Second Amended and Restated Nonqualified Stock Option Agreement, dated January 14, 2009, between the Company and Thomas Williams (filed as Exhibit 10.65 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). This Agreement amended 100,000 options, which was vested on or prior to December 31, 2004, of the original agreement dated February 24, 2004.
10.66*	Third Amended and Restated Nonqualified Stock Option Agreement, dated January 14, 2009, between the Company and Thomas Williams (filed as Exhibit 10.66 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). This Agreement amended 300,000 options, which was vested on or after January 1, 2005, of the original agreement dated February 24, 2004.
10.67*	Amended and Restated Nonqualified Stock Option Agreement, dated January 14, 2009, between the Company and John Mihm (filed as Exhibit 10.67 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). The original option agreement was entered into on May 24, 2004.
10.68*	Amended and Restated Nonqualified Stock Option Agreement, dated January 14, 2009, between the Company and Don Juckett (filed as Exhibit 10.68 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference). The original option agreement was entered into on May 18, 2004.
10.69*	First Amendment to Employment Agreement, dated December 19, 2008, between the Company and Phil Christian (filed as Exhibit 10.69 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference).
10.70*	Second Amendment to Employment Agreement, dated December 31, 2008, between the Company and Phil Christian (filed as Exhibit 10.70 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference).
10.71*	First Amendment to Amended and Restated Employment Agreement, dated December 19, 2008, between the Company and Andrew Lai (filed as Exhibit 10.71 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference).
10.72*	Fourth Amendment to Amended and Restated Employment Agreement, dated December 19, 2008, between the Company and Michael McElwrath (filed as Exhibit 10.72 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference).
10.73*	Form of Nonqualified Stock Option Agreement for Far East Energy Corporation 2005 Stock Incentive Plan (filed as Exhibit 10.73 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, which was filed on March 30, 2009, and incorporated herein by reference).

Exhibit Number	Description
10.74	Securities Purchase Agreement, dated March 13, 2009, among the Company, Far East Energy (Bermuda), Ltd., and Arrow Energy International Pte Ltd (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 16, 2009, and incorporated herein by reference).
10.75	Farmout Agreement, dated March 13, 2009, between the Company, Far East Energy (Bermuda), Ltd., and Arrow Energy International Pte Ltd (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 16, 2009, and incorporated herein by reference).
10.76	Fifth Amendment to the Amended and Restated Employment Agreement dated May 18, 2009 between the Far East Energy Corporation and Michael R. McElwrath (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on May 18, 2009, and incorporated herein by reference).
23.1†	Consent of Payne Smith & Jones, P.C.
23.2†	Consent of Coppedge Emmel & Klegerman PC (incorporated by reference to Exhibit 5.1 to this Registration Statement).
24.1†	Power of Attorney (included in the signature page to this Registration Statement).

*	Management contract or compensatory plan arrangement.
†	Filed herewith.